EXHIBIT 10.8.1

[English Translation]

INDUSTRIAL PRODUCTS PURCHASE CONTRACT

Purchaser:  Shenzhen Trony Science and Technology Development Co., Ltd.

Supplier:    Shine Faith Asia Limited

Contract Number: TYPB20061213

Place:  Shenzhen

Date:   December 13, 2006

1.               Name, model, manufacturer, quantity, amount and delivery time:

Name	Unit	Quantity	Notes
ITO glass	Slice	50,400	1. This contract is a long—term contract;
			2. This contract is based on factory price and implemented according to standard daily selling price of the supplier;
			3. Purchaser should inform supplier quantity of the goods to be ordered in advance, while supplier should satisfy the monthly demand of purchaser; and
			4. Supplier issues invoice when delivering goods
Total		50,400

2.               Supplier should take responsibility for quality, technical standards and conditions and terms of the goods to be delivered: the goods provided by the supplier should meet all the requirements and standards of the purchaser;

3.               Location and method of delivery: supplier will deliver the goods to the designated location of the purchaser;

4.               Transportation and fees: supplier is responsible for the fees until the goods are delivered to the designated location;

5.               Acceptance criteria and methods and objection period: if there are quality problems, purchaser should raise objection in writing within 15 days after receiving the goods;

6.               Settlement: by bank transfer or by cheque;

7.               If a guarantee is required, [the two parties] should sign a separate contract guarantee. As an appendix to this contract: guarantee is exempt;

8.           Liability for breach of contract: should be in line with the provisions of the Contract Law of the People’s Republic of China;

9.               Disputes resolution: the two parties should solve the disputes through negotiations or file court proceedings;

10.         Valid period: January 1, 2007 to December 31, 2007;

11.         Other matters: the above terms will become effective after the contract is executed by the two parties, and each party will hold one copy of this contract.

Purchaser: Shenzhen Trony Science and Technology Development Co., Ltd. (Seal) Address: 5/F and 8/F, Bldg 2, Guangxian Estate Bagua 3rd Road Futian District, Shenzhen	Party B: Shine Faith Asia Limited (Seal) Address: Rm B, 8/F Wu Yi Centre 50 Jardine’s Bazaar Causeway Bay, Hong Kong

Manager:	Manager:

Bank:	Bank:

Account:	Account:

Schedule of Industrial Products Purchase Contracts between Shenzhen Trony and Shine Faith

Reference No.	Date of Signing	Parties Involved	Expiry Date	Name of Materials	Unit	Quantity
TYPB2006121302	December 13, 2006	A: Shenzhen Trony (Purchaser) B: Shine Faith (Supplier)	December 31, 2007	Crystalline silicon film	Slice	30
TYPB2006121303	December 13, 2006	A: Shenzhen Trony (Purchaser) B: Shine Faith (Supplier)	December 31, 2007	Copper molding paste	Kilogram	270
TYPB2007121401	December 14, 2007	A: Shenzhen Trony (Purchaser) B: Shine Faith (Supplier)	December 31, 2008	Copper molding paste	Kilogram	400
TYPB2008121502	December 15, 2008	A: Shenzhe Trony (Purchaser) B: Shine Faith (Supplier)	December 31, 2009	Copper molding paste	Kilogram	400
TYPB20080824	August 24, 2008	A: Shenzhen Trony (Purchaser) B: Shine Faith (Supplier)	October 10, 2008	Automatic radiofrequency power supply	Piece	42,000